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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of our report dated February 6, 1998, except for certain information contained in
Note 13 for which the date is February 28, 1998, on our audits of the consolidated financial statements and financial statement schedule of Medical Manager Corporation. We also consent to the reference to our firm under the caption "Experts."

                                                        COOPERS & LYBRAND L.L.P.



Tampa, Florida
April 8, 1998